EXHIBIT 99.1

Announcer:

This is a broadcast of SmallCapVoice.com, a financial communications and investor relations firm. SmallCapVoice.com receives payment for investor relations and financial consulting services that it provides to its clients. You should assume that officers, directors and employees of SmallCapVoice.com or financial analysts mentioned and their families hold a position and intend to trade in these securities for their own accounts. This is not an offer or recommendation to buy or sell securities.

Information in this broadcast is presented solely for informative purposes and is not intended to be nor should it be construed as investment advice. As in all investments, an investment in the featured company carries an investment risk. Listeners should review the company thoroughly with a registered investment advisor or registered stock broker.

This broadcast does not purport to be a complete study of the featured company or other companies mentioned. Information used and statements of fact have been obtained from the featured company and other sources but not verified nor guaranteed by SmallCapVoice.com as to completeness or accuracy. Such information is subject to change without notice.

You're wired in. The following is a presentation of SmallCapVoice.com, today's leader in investor relations, capital formation and retail support. Now, with your online business briefing, SmallCapVoice.com's Stuart T. Smith.

Stuart Smith:

Welcome one welcome all to this online business briefing brought to you by SmallCapVoice.com. And as you just heard, I'm your host Stuart Smith. We're joined today for the very first time by Stony Hill Corp. They're traded on the OTC QB under the ticker symbol STNY. I want you to learn more about this company as we speak with the company's president so go to StonyHillcorp.com. Stony spelled S-T-O-N-Y, Hillcorp.com, Stonyhillcorp.com.

We're joined today by the president of the company, Chris Bridges. Chris, how are you doing today?

Chris Bridges:	Doing great, Stuart. Thanks a lot for having me on.

Stuart Smith:

Absolutely. Thank you for taking time to call and speak to your company shareholders as well as our listeners to this program. And for those listeners who may not be familiar with your company and its business model, let's take it from there. What is the company up to these days?

1

Chris Bridges:

So Stony Hill is a diversified platform targeting the global cannabis market. Our revenue model is Royal P licensing and Equity Investments. So we're an asset investment company in capital light, meaning nobody takes salaries. Our current burn is $180,000.00 a year.

Stuart Smith:	That is wildly low so that's terrific.

Chris Bridges:	Right. And that's basically paying for social media marketing, day-to-day operations, employees. So none of the executives take salaries.

Stuart Smith:

Well I'll tell you what. One of the big things that jumps out to me is again the diversified holding company. So you're looking for the gems out there, the diamonds in the rough and you're not touching the flower which means no class one narcotics things that we've got to worry about, no Jeff Sessions shooting those shots across the bow to warn everybody. You know, you're one step removed from all of that so really you're making the investment in these companies and you're keeping it as you said very capital light.

Chris Bridges:

That's right. So one of the most important things about our company is that Damian Marley is one of the largest shareholders, not the largest shareholder, but one of the largest shareholders in the company and he is also a very active person in the company.

To that point, one of the things we're driving home with our business is educate before you recreate. It's a lot of pushing the industry towards the education of how you consume, the effects of how you consume, the health and wellness side of the business. Those are the things that we're most interested in as a company.

So for instance we have made an investment in a CBD company that we're rebranding as Sony Hill CBD. It's a non-THC-based company. And to that point it's all health and wellness.

Stuart Smith:

Well you brought up Damian Marley and you're our guest. You're the president of the company. Let's learn a little bit about you and any other members of the team or management board that you'd like to discuss.

2

Chris Bridges:

So we have over 35 years of investment advisory experience in the cannabis industry. We have world class executives with proven track records across multiple industries. I actually came out of finance and banking. We've got advisors and partners in a space, one of them being Tripp Keber, who is the founder of –

Stuart Smith:	Dixie Botanicals. We know Tripp Keber very well over here. We've interviewed him several times.

Chris Bridges:

Yeah. So Tripp's a good friend and been a fantastic advisor in the space and another person we're looking to partner with, John Brady, who is also on our team, is on the finance side of the business. So basically at this point we're 25 plus employees working either non-salary or salary.

Stuart Smith:	Well let's look at the company itself and the year it's had in 2017, even go back further than that. What do you see as some of the major milestones for the company?

Chris Bridges:

Some of the major milestones this year we now have four dispensaries in Colorado and four in Oregon under contract. We've made a direct investment in High Times. High Times has now been acquired and I don't know if you've just seen this in the news or not, but a lot of the press came across that Damian Marley acquired High Times but that wasn't the case. But we did participate in the investment.

Stuart Smith:

Well Chris, thanks for that. That gives us a really good foundation looking at what the company has done so far, the team its assembled and again going back to the fact that it's a large team, 25 plus right now but a lot of you are just working for that future for this company, not taking that salary. So let's talk about that future. What are some of the goals for the company going forward, Chris?

Chris Bridges:

Major goals for this year are going to be expanding the dispensaries, expanding the product offering and international sales, to get further involved also in _____ and analytics in the industry. Basically we want to build a global brand that is pointed towards the health and wellness side of the business.

Stuart Smith:

Well Chris, you touched on this one a little bit earlier. As we take a look at the press wire Stony Hill makes a strategic investment into High Times. There's some great quotes, listeners, into that from Damian Marley and I want you to take a look at another press release though going back to May. Stony Hill forms advisory board. Chris I want to ask you a little bit about Dr. James Mule and what he brings to the table.

3

Chris Bridges:

Yeah. Absolutely. Dr. James Mule, very interesting asset to our company. He is the director of cell based therapies at the Moffitt Cancer Center in Tampa, Florida. He's recognized for his research and clinical contributions to cancer and immuno-therapy particularly in melanoma. So the most interesting thing about him is he has gotten heavily involved in the cannabis and health and wellness side of cannabis industry and particularly into its effects on the treatment of cancer and also heavily involved in the testing.

Stuart Smith:

Chris, this guy is an absolute powerhouse everybody. I want you to take a look at May 2, 2017, as I said. That's when the press release came out. OTC QB ticker symbol STNY. Look at the about section on Dr. James Mule. The companies that he has been with on their advisory boards or publishing articles about include Celgen, select BioVenture Partners, Noble Life Science Partners. There are so many powerful companies that this guy is associated with. This is a real validation for you and your company by being able to bring on a guy like Dr. James Mule. What's your take on it?

Chris Bridges:

One hundred percent. You know, as I mentioned before earlier in the interview, out business model is taking royalties and licensing and branding, dispensaries or products and part of that is also making sure that the companies we get involved with and put our name on are passionate about the health and wellness side of it or passionate about making sure that they're delivering the best, cleanest products available to the consumers meaning that they're tested, they're pesticide free, they're the best of what the industry has to offer.

Stuart Smith:

Excellent. Well listeners as I told you at the outset, we are speaking with the president of Stony Hill Corp., Chris Bridges. Chris, I want to thank you so much for your time here today, your insight into this industry, your business model, the light overhead that you've got for your company, the detachment from the actual cultivation of the flower. This keeps you separated from some of the liabilities, but gives you the opportunities to invest in this exciting industry, CBD Hemp. And if you want to learn more about the company and what they're doing all you have to do is use that ticker symbol again, OTC QB STNY. Chris Bridges, have a wonderful summer. We expect great things from you and your company here in 2017 and beyond.

Chris Bridges:	Thanks, man. Really appreciate the time today.

Stuart Smith:	You bet. For Chris Bridges, this is Stuart Smith saying thanks so much for listening.

Announcer:

SmallCapVoice.com today's leader in investor relations, capital formation and retail support provides its clients with the highest level of service. Our audio interviews are disseminated to one of the largest _____ audiences available today. How? We at SmallCapVoice.com believe in aligning and affiliating ourselves with other leaders within the investor relations community.

By sharing resources each affiliated firm is made that much stronger and each client is served that much better. Our focus is to identify and provide the very best financial services and solutions available to clients and their shareholders. For more information about our services please call us at 512-267-2430 or visit us on the web at www.smallcapvoice.com.

[End of Audio]

4